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                  CONSENT OF INDEPENDENT ACCOUNTANTS
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    We hereby consent to the incorporation by reference in the
Registration Statement on Form S-8 (No. 333-28987) of Aehr Test Systems of our report dated June 28, 2001 relating to the financial statements and financial statement schedule, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.




PricewaterhouseCoopers LLP



San Jose, California
August 28, 2001